Exhibit 99.1

NEWS
RELEASE

2009-14

FOR IMMEDIATE RELEASE
Contact: Kristine Boyd
(713) 688-9600 x135

FRONTIER OIL ELECTS NEW DIRECTOR

HOUSTON, TEXAS, November 19, 2009– Frontier Oil Corporation (NYSE: FTO) is pleased to announce the election of Franklin Myers to its Board of Directors.  Mr. Myers has most recently served as Senior Advisor for Cameron International Corporation and from 2003 to 2008 served as the Senior Vice President and Chief Financial Officer.  From 1995 to 2003, he served at various times as Senior Vice President and President of a division within Cooper Cameron Corporation as well as General Counsel and Secretary.  Prior to joining Cooper Cameron Corporation in 1995, Mr. Myers served as Senior Vice President and General Counsel of Baker Hughes Incorporated, and as attorney and partner at the law firm of Fulbright & Jaworski.  Mr. Myers currently serves on the Board of Directors of Ion Geophysical Incorporated and Comfort Systems Incorporated.  He holds a Bachelor of Science in Industrial Engineering from Mississippi State University and a J.D. degree with honors from the University of Mississippi.

Frontier operates a 130,000 barrel-per-day refinery located in El Dorado, Kansas, and a 52,000 barrel-per-day refinery located in Cheyenne, Wyoming, and markets its refined products principally along the eastern slope of the Rocky Mountains and in other neighboring plains states.

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. Such statements are those concerning strategic plans, expectations and objectives for future operations. All statements, other than statements of historical fact, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements.  These statements are based on certain assumptions made by the Company based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company.  Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.

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